UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 12, 2015 (March 12, 2015)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895
(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On March 12, 2015, Genesco Inc. issued a press release announcing results of operations for the fiscal fourth quarter and fiscal year ended January 31, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
On March 12, 2015, Genesco Inc. also posted on its website, www.genesco.com, commentary by its chief financial officer on the quarterly and annual results. A copy of the commentary is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the press release and commentary furnished herewith contain non-GAAP financial measures, including adjusted selling, general and administrative expense, operating earnings, pretax earnings, earnings from continuing operations and earnings per share from continuing operations, as discussed in the text of the release and commentary and as detailed on the reconciliation schedule attached to the press release and commentary. For consistency and ease of comparison with Fiscal 2015’s previously announced earnings expectations and the adjusted results for the prior period announced last year, the Company believes that disclosure of the non-GAAP measures will be useful to investors.
ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.
(d)       Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release dated March 12, 2015, issued by Genesco Inc.

99.2	Genesco Inc. Fourth Fiscal Quarter Ended January 31, 2015 Chief Financial Officer’s Commentary

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: March 12, 2015	By:	/s/ Roger G. Sisson
	Name:	Roger G. Sisson
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release dated March 12, 2015

99.2	Genesco Inc. Fourth Fiscal Quarter Ended January 31, 2015 Chief Financial Officer’s Commentary